Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Mel Brunt
June 22, 2004		Chief Financial Officer
Dynabazaar, Inc.
(212) 974-5730

Dynabazaar, Inc. Receives Notification

From Nasdaq of Delisting of Stock

NEW YORK, NY – Dynabazaar, Inc. (“FAIM”) announced today that it received a letter from the Nasdaq Stock Market, dated June 15, 2004, notifying the Company that, because the closing price of its common stock has closed below $1.00 per share for 30 consecutive trading days and it does not presently conduct an operating business, the Company’s common stock has ceased to meet the requirements for continued listing on The Nasdaq National Market.  As a result, the Company will be delisted at the open of business on June 24, 2004 pursuant to Nasdaq Marketplace Rules 4450(a)(5), 4300 and 4330(a)(3).  The Company expects that, following delisting, its common stock may trade in the over-the-counter market.

This press release may contain “forward-looking statements” within the meaning of the federal securities laws and, as such, concerns matters that are not historical facts.  These statements are subject to risks and uncertainties that could cause the actual results to differ materially from those expressed in such statements.

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